UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 23, 2022

FRONTERA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-198524	46-4429598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Carson Street, Suite 200

Carson City, Nevada 89701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 27, 2022, Frontera Group, Inc. (the “Company”) entered into a non-exclusive marketing consulting agreement (the “Marketing Agreement”) with Stephen Steen for a term of six (6) months from the date of execution. Mr. Steen will assist the Company in developing and implementing a strategic marketing program as well as help the Company to create a larger social media presence. Mr. Steen has provided consulting services to the Company in the past for which he has not been compensated.

Pursuant to the Marketing Agreement, the Company will issue to Mr. Steen, upon his demand, 1,200,000 shares of the Company’s common stock (ownership never to exceed 4.9% of the Company). Mr. Steen, or his designee, and such

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shares shall have "piggy back" registration rights in any future registration by the Company and will be issued at a par value of $0.00001 per share.

On August 17, 2022, the Company entered into a consulting agreement (the “Consulting Agreement”) with Long Side Ventures, LLC, (“Longs Side”) a Florida limited liability company, for a term of five (5) months from the date of execution. Long Side will provide the Company: (i) strategic advice on capital markets strategies and uplisting to a Nasdaq exchange, (ii) debt restructuring guidance (iii) introductions to investment banks, underwriters, and market industry specialists, and (iv) introductions to potential merger and acquisition candidates.

Pursuant to the Consulting Agreement, Long Side shall receive a consulting fee equal to $30,000 per month, (the “Consulting Fee”). Long Side may elect, at its sole discretion, to receive payment of its Consulting Fee in shares of the Company’s common stock, if the Company has a then qualified offering pursuant to Regulation A (a “Qualified Regulation A Offering”) and such shares are issued pursuant to such Qualified Regulation A Offering. The number of shares issuable in payment thereof shall be calculated by dividing the offering price of the Company’s common stock as set forth in the Qualified Regulation A Offering by the Consulting Fee.

The Consulting Agreement can be terminated by either party, at any time, upon 30 days’ written notice.

On August 17, 2022, pursuant to the Purchase Agreement (as defined below), by and between the Company and Intellimedia Networks, Inc., (“IntelliMedia”), a Nevada corporation, as required for the Closing (as defined in the Purchase Agreement) the Company and IntelliMedia entered into each of a patent assignment agreement (the “Patent Agreement”) and a trademark assignment agreement (the “Trademark Agreement”).

Pursuant to each of the Patent Agreement and Trademark Agreement, IntelliMedia transferred and assigned all of its rights, title and interest in certain of its patents and trademarks to the Company.

The foregoing descriptions of each of the Marketing Agreement, Consulting Agreement, Patent Agreement and Trademark Agreement are not complete and are qualified in their entirety by reference to the full text of each of the agreements, a copy of which is attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4 respectively.

Item 2.01. Completion of Acquisition of Assets.

As previously disclosed, on June 9, 2022, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and among the Company and Intellimedia.

On August 17, 2022, the Company and Intellimedia closed on the purchase of the assets and the Company became the beneficial owner of certain intellectual property rights.

The forgoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2022 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Purchase Agreement and effective as of the Closing (as defined in the Purchase Agreement) Teodros Gessesse was appointed as the Chief Marketing Officer of the Company.

Prior to joining the Company, Mr. Gessesse, age 59 was the Chief Executive Officer for IntelliMedia Networks, Inc., from January 2013 until August 2022. While in this position, he was responsible for managing IntelliMedia’s overall business strategy and development. Prior to his tenure at IntelliMedia, Mr. Gessesse spent over a decade at VBrick, where he served as product manager. Past professional experiences include product management for cloud-based and communication products at Videoshare, Sybase, and the MultiMedia Partnership. Mr. Gessesse graduated in 1985 from the University of Alberta, where he majored in Economics with a minor in Computer Science.

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The Company entered into an employment agreement with Mr. Gessesse dated July 22, 2022 (the “Gessesse Employment Agreement”) for an initial term of three (3) years (the “Initial Term”), commencing on the date of execution of the agreement which will automatically renew thereafter for successive terms of one (1) year each (each, a “Renewal Term”), unless one of the parties gives written notice of termination to the other party at least sixty (60) days prior to the last day of the Initial Term or the then-current Renewal Term, as applicable.

Mr. Gessesse’s initial annual base salary will be $150,000. Mr. Gessesse will be eligible to receive a quarterly bonus as determined by, and within the sole discretion of, the Company’s board of directors (the “Board”) and was granted 23,500,000 shares of the Company’s common stock valued at $0.25 per share.

With respect to 2022 and subsequent calendar years, Mr. Gessesse will be eligible to receive additional equity incentive award grants of the types, in the amounts and on a basis commensurate with the equity incentive awards granted to similarly-situated executive officers of the Company, as determined from time to time by the Company’s Board. Mr. Gessesse will be eligible to participate in the employee benefits plans generally available to other senior executive officers of the Company.

If Mr. Gessesse’s employment ceases due to a termination by the Company other than for cause or his resignation with good reason (as such terms are defined in the Gessesse Employment Agreement), then, subject to his timely execution and non-revocation of a release of claims, he will receive: (i) payment of any otherwise earned but unpaid compensation and benefits through the date of termination; (ii) a lump sum cash payment equal to 12 months of his annual base salary, plus all annual bonuses for the period from the date of termination through the end of the initial term or the then-current renewal term, as applicable; (iii) COBRA premiums until the earliest to occur of the expiration of twelve (12) months following the date of termination, the date he becomes eligible for participation in health and dental plans of another employer, or the date he ceases to be eligible for participation under the Company’s health and dental plans under COBRA; and (iv) accelerated vesting of all the outstanding and otherwise unvested equity awards.

No family relationship exists between Mr. Gessesse and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Gessesse and any other person pursuant to which Mr. Gessesse was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Gessesse had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Also In connection with the Purchase Agreement and effective as of the Closing Darshan Sedani was appointed as the Chief Visionary Officer of the Company.

Mr. Sedani, age 48, joins the Company with over 24 years of experience as a technology leader and innovator in media-tech, education-tech, and SaaS platforms. Prior to joining the Company, Mr. Sedani was the President of IntelliMedia Networks, Inc., from January 2011 until August 2022. While in this position, he was responsible for leading the company's ideation, planning and implementation of new and long-term business strategies. Prior to his tenure at IntelliMedia, Mr. Sedani worked at MonetizeMedia and Koyo Graphics International as vice president and director of information technology, respectively. As an ex-NASA researcher, Mr. Sedani has been credited ~~by NASA~~ for developing the world's first media streaming protocol. His project portfolio includes impressive clientele such as, NASA, Bandai Inc., Citizen, Pioneer, Vodafone, Disney, VBrick, FIFA, the Olympics, and ICC Cricket World Cup. Further, Mr. Sedani has been recognized as an industry and tech leader by MicroAge, Economic times, Asian Age and other publications. He is the recipient of India's prestigious civilian awards like Vivekanada Youth Entrepreneur of the Year and Gujarat-Ratna. Mr. Sedani is an alumni of Pune University and earned a Bachelor’s degree in Computer Engineering and a minor in Computer Networking.

The Company entered into an employment agreement with Mr. Sedani dated July 22, 2022 (the “Sedani Employment Agreement”) for an initial term of three (3) years (the “Initial Term”), commencing on the date of execution of the agreement which shall automatically renew thereafter for successive terms of one (1) year each (each, a “Renewal Term”), unless one of the parties hereto gives written notice of termination to the other party at least sixty (60) days prior to the last day of the Initial Term or the then-current Renewal Term, as applicable.

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Mr. Sedani’s initial annual base salary will be $150,000. Mr. Sedani will be eligible to receive a quarterly bonus as determined by, and within the sole discretion of, the Board and was granted 31,500,000 shares of the Company’s common stock valued at $0.25 per share.

With respect to 2022 and subsequent calendar years, Mr. Sedani will be eligible to receive additional equity incentive award grants of the types, in the amounts and on a basis commensurate with the equity incentive awards granted to similarly-situated executive officers of the Company, as determined from time to time by the Company’s Board. Mr. Sedani will be eligible to participate in the employee benefits plans generally available to other senior executive officers of the Company.

If Mr. Sedani’s employment ceases due to a termination by the Company other than for cause or his resignation with good reason (as such terms are defined in the Sedani Employment Agreement), then, subject to his timely execution and non-revocation of a release of claims, he will receive: (i) payment of any otherwise earned but unpaid compensation and benefits through the date of termination; (ii) a lump sum cash payment equal to 12 months of his annual base salary plus all annual bonuses for the period from the date of termination through the end of the initial term or the then-current renewal term, as applicable; (iii) COBRA premiums until the earliest to occur of the expiration of twelve (12) months following the date of termination, the date the executive becomes eligible for participation in health and dental plans of another employer, or the date the executive ceases to be eligible for participation under the Company’s health and dental plans under COBRA; and (iv) accelerated vesting of all the outstanding and otherwise unvested equity awards.

No family relationship exists between Mr. Sedani and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Sedani and any other person pursuant to which Mr. Sedani was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Sedani had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

The foregoing description of each of the Gessesse Employment Agreement and Sedani Employment Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each of the employment agreements, a copy of which is filed as Exhibit 10.5 and 10.6 hereto and is incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.  Description

10.1Marketing Consulting Agreement, dated April 27, 2022, by and among the Company and Stephen Steen.

10.2Consulting Agreement dated August 2, 2022, by and among the Company and Long Side Ventures, LLC.

10.3Patent Agreement dated August 17, 2022, by and among the Company and IntelliMedia Networks, Inc.

10.4Trademark Agreement dated August 17, 2022, by and among the Company and IntelliMedia Networks, Inc.

10.5Sedani Employment Agreement dated June 22, 2022 by and among the Company and Darshan Sedani.

10.6Gessesse Employment Agreement dated June 22, 2022 by and among the Company and Teodros Gessesse.

104       Cover Page Interactive Data File (formatted as Inline XBRL).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontera Group, Inc.

Date: August 23, 2022	By:	/s/ Andrew De Luna
Name: Andrew De Luna Title: Interim Chief Executive Officer

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